UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903	Sonim Technologies, Inc. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On September 28, 2023 For stockholders of record as of August 8, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/SONM

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/SONM

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before September 18, 2023.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/SONM	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Sonim Technologies, Inc.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

Meeting Type: Annual Meeting of Stockholders

Date: Thursday, September 28, 2023

Time: 9:00 a.m., Pacific Time

Place: Annual Meeting to be held live via the Internet - please visit
           www.proxydocs.com/SONM for more details

You must register to attend the meeting online and/or participate at www.proxydocs.com/SONM

SEE REVERSE FOR FULL AGENDA

Sonim Technologies, Inc.

Annual Meeting of Stockholders

The Board of Directors recommends you vote FOR each of the following nominees and FOR Proposals 2 and 3:

PROPOSAL

1.	Election of five (5) directors:

1.01	James Cassano

1.02	Peter Liu

1.03	Mike Mulica

1.04	Jack Steenstra

1.05	Jeffrey Wang

2.	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for fiscal year 2023.

3.	Amendment of our equity incentive plan to increase the number of available shares authorized for issuance by 2,000,000.

NOTE: To transact any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.